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                                                                   EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Universal Foods Corporation on Form S-8 of our reports dated November 11, 1999, included and incorporated by reference in the Annual Report on Form 10-K of Universal Foods Corporation for the year ended September 30, 1999.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
February 1, 2000